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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        Date of report (Date of earliest event reported): April 16, 2002



                            HUDSON CITY BANCORP, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE              0-26001                     22-3640393
    (State or Other          (Commission File            (IRS Employer
    Jurisdiction of          Number)                     Identification No.)
    Incorporation)


                              WEST 80 CENTURY ROAD
                            PARAMUS, NEW JERSEY 07652
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (201) 967-1900


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEMS 1 THROUGH 4, 6, 8 AND 9.      NOT APPLICABLE.


ITEM 5.           OTHER EVENTS.

         On April 16, 2002, the Board of Directors of Hudson City Bancorp, Inc. (the "Company"), the holding company for Hudson City Savings Bank, a New Jersey chartered stock savings bank (the "Bank"), declared a 100 percent stock dividend on its common stock, par value $0.01 per share (the "Common Stock"), having the effect of a two-for-one stock split. Shareholders of record as of the close of business on May 24, 2002, will be entitled to one additional share of Common Stock for every one share of the Company's Common Stock they own on that date. The new shares will be distributed on June 17, 2002. Cash paid in lieu of fractional shares will be based on the average of the high and low bids on the record date, as adjusted for the split. A copy of the Company's press release announcing such action is attached as Exhibit 99.1 to this Report.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:


        EXHIBIT NO.              DESCRIPTION
        -----------              -----------
            99.1                 Press release, dated April 16, 2002.








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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HUDSON CITY BANCORP, INC.


                                    By:  /s/ Ronald E. Hermance, Jr.
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                                         Ronald E. Hermance, Jr.
                                         President and Chief Executive Officer



Dated:  April 16, 2002


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                                  EXHIBIT INDEX


        EXHIBIT NO.              DESCRIPTION
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            99.1                 Press release, dated April 16, 2002.